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                         [DELOITTE & TOUCHE LETTERHEAD]




INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of DVI, Inc. on Form S-3 of our reports dated August 18, 2000, appearing in and incorporated by reference in the Annual Report on Form 10-K of DVI, Inc. for the year ended June 30, 2000 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.




/s/ DELOITTE & TOUCHE LLP
---------------------------
    DELOITTE & TOUCHE LLP


August 28, 2001